Exhibit 99.3

AUDIENCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 17, 2014, Audience, Inc. (“Audience” or the “Company”) filed a Current Report on Form 8-K (the “Report”) to report its acquisition of Sensor Platforms, Inc., a Delaware corporation (“Sensor Platforms”), pursuant to an Agreement and Plan of Merger (the “Agreement”) by and among the Company, Alameda Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, Sensor Platforms, and the stockholders’ agent listed therein.

The following unaudited pro forma condensed combined financial data was prepared using the acquisition method of accounting and was based on the historical financial statements of Audience and Sensor Platforms. The unaudited pro forma condensed combined balance sheet as of June 30, 2014 combines the historical Audience and Sensor Platforms balance sheets and was prepared as if the acquisition had closed on June 30, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the six months ended June 30, 2014 combine the historical Audience and Sensor Platforms statements of operations and were prepared as if the acquisition had closed on January 1, 2013.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or be indicative of the results of the consolidated results of operations or financial position that would have been reported had the Sensor Platforms acquisition been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial condition. Preparation of the unaudited pro forma financial information for all periods presented required management to make certain judgments and estimates to determine the pro forma adjustments such as purchase accounting adjustments, which include, among others, the fair value of intangible assets. These preliminary judgments and estimates are subject to change during the purchase price allocation period as we finalize the purchase price accounting. In particular, the final valuations of intangible assets and associated tax effects may change significantly from the preliminary estimates. Differences between these preliminary estimates and the final purchase price accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements do not reflect any cost savings and/or operating efficiencies that we may achieve with respect to the combined companies.

This unaudited pro forma condensed combined financial data should be read in conjunction with the historical financial statements and accompanying notes of Sensor Platforms (contained elsewhere in this Form 8-K/A), and Audience’s audited consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 14, 2014, and its unaudited consolidated financial statements and notes thereto included in its Quarterly Report on Form 10-Q for the period ended June 30, 2014 filed on August 7, 2014.

AUDIENCE, INC.

UNAUDITED PRO PORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2014

(In thousands)

	Historical		Pro Forma Adjustments			Pro Forma Combined
	Audience June 30, 2014	Sensor Platforms June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$108,385	$965	$(40,525)	(a	)	$68,825
Short-term investments	14,999	—	—			14,999
Restricted cash	—	25	—			25
Accounts receivable	9,589	175	—			9,764
Inventories	20,154	—	—			20,154
Prepaid expenses and other current expenses	6,761	18	—			6,779

Total current assets	159,888	1,183	(40,525)			120,546
Property and equipment, net	13,141	43	—			13,184
Acquired intangibles, net	—	—	19,000	(b	)	19,000
Goodwill	—	—	21,436	(c	)	21,436
Other noncurrent assets	2,679	16	(127)	(d	)	2,568

Total assets	$175,708	$1,242	$(216)			$176,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,065	$206	$—			$9,271
Accrued and other current liabilities	7,964	501	—			8,465
Deferred credits and income	470	374	(264)	(e	)	580

Total current liabilities	17,499	1,081	(264)			18,316
Income taxes payable – noncurrent	1,299	—	—			1,299
Other liabilities – noncurrent	1,988	—	—			1,988
Warrant liability	—	150	(150)	(f	)	—

Total liabilities	20,786	1,231	(414)			21,603

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	14	(14)	(g	)	—
Common stock	23	—	—			23
Additional paid-in capital	191,165	34,971	(34,762)	(h	)	191,374
Accumulated deficit	(36,266)	(34,974)	34,974	(i	)	(36,266)

Total stockholders’ equity	154,922	11	198			155,131

Total liabilities and stockholders’ equity	$175,708	$1,242	$(216)			$176,734

AUDIENCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(In thousands, except per share amounts)

	Historical		Pro Forma Adjustments			Pro Forma Combined
	Audience Six Months Ended June 30, 2014	Sensor Platforms Six Months Ended June 30, 2014
Revenue:
Hardware	$69,071	$—	$—			$69,071
Licensing	4,410	320	—			4,730

Total revenue	73,481	320	—			73,801
Cost of revenue	34,380	—	1,800	(j	)	36,180

Gross profit	39,101	320	(1,800)			37,621

Operating expenses:
Research and development	25,551	1,395	340	(k	)	27,286
Selling, general and administrative	24,576	1,282	(1,075)	(l	)	24,783

Total operating expenses	50,127	2,677	(735)			52,069

Loss from operations	(11,026)	(2,357)	(1,065)			(14,448)
Interest income, net	28	—	—			28
Other income (expense), net	(66)	20	—			(46)

Loss before income taxes	(11,064)	(2,337)	(1,065)			(14,466)
Income tax provision (benefit)	722	—	(327)	(m	)	395

Net loss	$(11,786)	$(2,337)	$(738)			$(14,861)

Net loss per share:
Basic	$(0.53)					$(0.66)

Diluted	$(0.53)					$(0.66)

Weighted average shares used in computing net loss per share:
Basic	22,370					22,370

Diluted	22,370					22,370

AUDIENCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(In thousands, except per share amounts)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Audience Year Ended December 31, 2013	Sensor Platforms Year Ended December 31, 2013
Revenue:
Hardware	$150,010	$—	$—		$150,010
Licensing	10,121	763	—		10,884

Total revenue	160,131	763	—		160,894
Cost of revenue	71,267	—	3,600	(j)	74,867

Gross profit	88,864	763	(3,600)		86,027

Operating expenses:
Research and development	43,256	2,766	671	(k)	46,693
Selling, general and administrative	41,346	1,339	1,006	(l)	43,691

Total operating expenses	84,602	4,105	1,677		90,384

Income (loss) from operations	4,262	(3,342)	(5,277)		(4,357)
Interest income, net	157	—	—		157
Other expense, net	(280)	(1)	—		(281)

Income (loss) before income taxes	4,139	(3,343)	(5,277)		(4,481)
Income tax provision (benefit)	2,069	—	(865)	(n)	1,204

Net income (loss)	$2,070	$(3,343)	$(4,412)		$(5,685)

Net income (loss) per share:
Basic	$0.10				$(0.26)

Diluted	$0.09				$(0.26)

Weighted average shares used in computing net income (loss) per share:
Basic	21,467				21,467

Diluted	23,197				21,467

AUDIENCE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(All tabular dollar amounts in thousands except per share data)

1.	Basis of pro forma presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2014 combines the historical Audience and Sensor Platforms balance sheets as if the acquisition had closed on June 30, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the six months ended June 30, 2014 combine the historical Audience and Sensor Platforms statements of operations as if the acquisition had closed on January 1, 2013.

2.	Acquisition of Sensor Platforms

On July 17, 2014, Audience, Inc. (“Audience” or the “Company”) filed a Current Report on Form 8-K (the “Report”) to report its acquisition of Sensor Platforms, Inc., a Delaware corporation (“Sensor Platforms”), pursuant to an Agreement and Plan of Merger (the “Agreement”) by and among the Company, Alameda Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, Sensor Platforms, and the stockholders’ agent listed therein. The Agreement provided for the merger of Alameda Acquisition Corp. with and into Sensor Platforms and such merger occurred on July 11, 2014 (the “Merger”).

Pursuant to the acquisition method of accounting, the purchase price has been preliminarily allocated to assets acquired and liabilities assumed based on their respective fair values. Audience’s management has determined the preliminary fair value of the intangible and tangible assets acquired and liabilities assumed at the pro forma condensed combined balance sheet date. Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed are recorded as goodwill. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values, the actual amounts recorded may differ materially from the information presented. These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items. There were no significant intercompany transactions between Audience and Sensor Platforms as of the dates and for the periods of these pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements have been prepared in a manner consistent with the accounting policies and presentation adopted by Audience in conformity with U.S. generally accepted accounting principles (“GAAP”). The accounting policies of Sensor Platforms were not materially different from those of Audience. The unaudited pro forma condensed combined financial statements do not assume or give effect to any differences in accounting policies, as such differences were not material. The pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been realized if the Merger had been completed on the dates indicated, nor are they indicative of future operating results or financial position. The pro forma adjustments are directly attributable to the Merger and are factually supportable. In addition, the pro forma condensed combined statements of operations adjustments give effect to only those matters that are expected to have a continuing impact on the operating results of the combined company. The pro forma adjustments are based upon available information and certain assumptions that Audience believes are reasonable.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (a) the accompanying notes to the unaudited pro forma condensed combined financial statements and (b) Sensor Platforms’ historical financial statements and notes thereto filed herewith and Audience’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2014.

3.	Preliminary Estimated Acquisition Consideration

The preliminary fair value of consideration transferred to acquire Sensor Platforms was approximately $41 million and consisted of the following, in thousands:

Cash consideration paid to acquire Sensor Platforms	$40,525
Preliminary fair value of employee stock options assumed	209

Total preliminary estimated acquisition consideration	$40,734

Sensor Platforms’ employee stock options and RSUs assumed

In connection with the Merger, Audience assumed both vested and unvested, in-the-money stock options and unvested restricted stock units (“RSUs”) originally granted by Sensor Platforms and converted them into Audience stock options and RSUs. Audience included $208,691, representing the portion of the fair value of the assumed Sensor Platforms vested stock options associated with service rendered prior to the acquisition date, as a component of the total preliminary estimated acquisition consideration. As of July 11, 2014, the total unrecognized stock-based compensation expense related to unvested stock options, net of estimated forfeitures, was $197,002, which is expected to be recognized over the remaining weighted average service period of 2.4 years. The unrecognized stock-based compensation expense related to the unvested RSUs, net of estimated forfeitures, was $2.1 million, which is expected to be recognized over the remaining weighted average service period of 3.4 years.

4.	Preliminary Estimated Purchase Price Allocation

The following table summarizes the preliminary estimated fair values of tangible and intangible assets acquired and liabilities assumed as of the date of the Merger, in thousands:

Purchase price allocated to:
Cash and cash equivalents	$841
Accounts receivable	153
Prepaid expenses and other current assets	289
Property and equipment	42
Acquired intangibles	19,000
Goodwill	21,313
Other assets	41
Accounts payable	(500)
Accrued expenses	(208)
Deferred revenue	(110)
Deferred tax liability, net	(127)

Total preliminary estimated acquisition consideration	$40,734

The following table summarizes the preliminary estimated fair values of the intangible assets acquired and their estimated useful lives as of the date of the Merger, in thousands:

	Estimated Fair Value	Estimated Useful Life
Developed technology	$18,000	5 years
Customer relationships	1,000	1 year

Total fair value of intangible assets	$19,000

The preliminary estimated fair values of the developed technology and customer relationship intangible assets were determined using the income approach (through the with and without method) and cost approach (through the replacement cost method), respectively. The developed technology intangible asset will be amortized on a straight-line basis over the estimated useful life of 5 years (which approximates the patterns over which the economic benefits of the asset are expected to be realized), and the customer relationship intangible asset will be amortized on a straight-line basis over an estimated useful life of 1 year (which approximates the patterns over which the economic benefits of the asset are expected to be realized).

5.	Preliminary Pro Forma Financial Statement Adjustments

Adjustments included in “Pro Forma Adjustments” column represent the following:

Unaudited Pro Forma Condensed Combined Balance Sheet

Pro Forma Adjustments:

(a)	Cash consideration paid to acquire Sensor Platforms

(b)	Intangible assets – the components of the pro forma adjustments are as follows:

Estimated fair value of developed technology acquired from Sensor Platforms	$18,000
Estimated fair value of customer relationships acquired from Sensor Platforms	1,000

$19,000

(c)	To record goodwill associated with the acquisition of Sensor Platforms.

(d)	To record the net deferred tax liability associated with the acquisition of Sensor Platforms.

(e)	To record the write-down of deferred revenue to fair value.

(f)	To eliminate Sensor Platforms’ warrant liability.

(g)	To eliminate Sensor Platforms’ convertible preferred stock.

(h)	Additional paid-in capital – the components of the pro forma adjustments are as follows:

To eliminate Sensor Platforms’ historical additional paid-in capital	$(34,971)
To record stock-based compensation related to pre-acquisition services provided by Sensor Platforms’ employees	209

$(34,762)

(i)	To eliminate Sensor Platforms’ accumulated deficit.

Unaudited Pro Forma Condensed Combined Statement of Operations

(j)	To record amortization expense related to the developed technology intangible asset acquired from Sensor Platforms.

(k)	Research and development – the components of the pro forma adjustments are as follows:

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Stock-based compensation related to unvested stock options and RSUs assumed from Sensor Platforms	$340	$730
Reversal of Sensor Platforms’ historical stock-based compensation	—	(59)

	$340	$671

(l)	Selling, general and administrative – the components of the pro forma adjustments are as follows:

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Stock-based compensation related to unvested stock options and RSUs assumed from Sensor Platforms	$29	$61
Reversal of Sensor Platforms’ historical stock-based compensation	(45)	(55)
Amortization expense related to the customer relationship intangible asset acquired from Sensor Platforms	—	1,000
Elimination of Audience’s and Sensor Platforms’ transaction expenses in the historical financial statements	(1,059)	—

	$(1,075)	$1,006

(m)	To record a tax benefit related to the recognition of Sensor Platform’s net operating losses. The tax rate used is different from the statutory rate primarily due to the partial valuation allowance.

(n)	To record a partial release of Audience’s valuation allowance and to record a tax benefit related to the recognition of Sensor Platform’s net operating losses, assuming the merger occurred on January 1, 2013. The tax rate used is different from the statutory rate primarily due to the partial valuation allowance.